SEVERANCE AGREEMENT AND GENERAL RELEASE

This Severance Agreement and Release of All Claims (hereinafter "Agreement") is made and entered into on the 19th day of April, 2007 (the “Effective Date”) by and between VITAL LIVING, INC., a Nevada corporation (hereinafter referred to as "Employer"), and GREGG A. LINN (hereinafter referred to as "Employee").

RECITALS

WHEREAS, Employee has been employed by Employer in various capacities;

WHEREAS, Employee is a party to an Employment Agreement dated as of January 1, 2005 and subsequently amended as of January 1, 2006 (the “Employment Agreement”); and

WHEREAS, the parties, in order to settle and compromise fully and finally any and all claims and potential claims, including, without limitation, all claims and potential claims arising out of Employee's employment and the cessation thereof, have agreed to resolve these matters on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1.  Recitals. The recitals set forth above are true, accurate, and correct and are incorporated in this Agreement by this reference and made a material part of this Agreement.

2.  Termination of All Relationships With the Company. Employee’s employment with the Company and any of its subsidiaries shall terminate by mutual agreement upon the Effective Date as herein defined. Employee’s positions as a director and officer of the Company and its subsidiaries shall also terminate upon the Effective Date.

3.  Severance Pay.

(a) Employee shall receive the following: (i) $75,000 on the Effective Date, and (ii) $75,000 on the date that is 45 days after the Effective Date. Employee shall also receive Employee’s bonus of $25,000 45 days after the Effective Date.

(b) The foregoing payments shall be subject to all applicable payroll withholdings.

(c) Employee shall be entitled to no other or additional compensation or benefits. Among other things, Employee understands that Employee’s coverage under Employer’s group health insurance plan will terminate as of June 30, 2007, and that Employer shall have no obligation thereafter to maintain Employee on said plan, to find other coverage for Employee, or to make any premium payments with respect thereto. In addition, all stock options and other stock-based rights shall expire as of the Effective Date.

4.  Adequate Consideration. Employee acknowledges and agrees that the severance pay set forth in Paragraph 3 of this Agreement is in addition to anything of value to which Employee is, as a matter of law, otherwise entitled.

5.  Release.

(a) In consideration of Employee’s receipt of the severance pay set forth in Paragraph 3. of this Agreement, Employee hereby fully, forever, irrevocably, and unconditionally releases and discharges Employer, including Employer's past and present officers, directors, stockholders, subsidiaries, affiliates, agents, employees, representatives, lawyers, administrators, spouses, and all persons acting by, through, under, or in concert with them (collectively, the "Released Parties"), from any and all claims or damages which Employee may have against them, or any of them, which could have arisen out of any act or omission occurring from the beginning of time to the Effective Date of this Agreement, whether now known or unknown, asserted or unasserted. This release includes, but is not limited to, any and all claims under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Americans with Disabilities Act; the Fair Labor Standards Act, as amended; the Arizona Civil Rights Act; the Family and Medical Leave Act; or under any other provision or theory of law, both in tort and in contract, and whether statutory or under the common law. This release, however, does not include any claims that Employee may have for indemnification by the Company as provided in the Company’s Articles of Incorporation or Bylaws (the “Indemnification Rights”).

(b) Employer hereby fully, forever, irrevocably, and unconditionally releases and discharges Employee from any and all claims and damages which Employer may have against Employee which could have arisen out of any act or omission occurring from the beginning of time to the Effective Date of this Agreement, whether known or unknown, asserted or unasserted, except out of malfeasance or gross negligence.

6.  Complaints, Charges, or Claims. Employee warrants that Employee has no complaints, charges, or claims for relief against the Released Parties, or any of them, pending before any local, state, or federal court or administrative agency. Employee understands and agrees that this Agreement may be pled as a complete bar to any action or suit brought before any administrative body or court with respect to any complaint, charge, or claim under federal, state, local, or other law relating to any possible claim that existed or may have existed against the Released Parties, or any of them, arising out of any event occurring from the beginning of time through the Effective Date of this Agreement. Employer warrants to Employee that it is unaware of any complaints, charges, or claims that it currently has against Employee.

7.  Non-Disparagement. Employee agrees that neither Employee nor anyone acting on Employee’s behalf will make any derogatory or disparaging statement about the Released Parties, or any of them. Employer agrees that neither Employer nor any Released Party will make any derogatory or disparaging statement about Employee.

8.  Non-Competition. For the period ending 18 months after the Effective Date, regardless of the reason therefor, Employee shall not (whether directly or indirectly, as owner, principal, agent, stockholder, director, officer, manager, employee, partner, participant, or in any other capacity) engage or become financially interested in any competitive business conducted within the Restricted Territory (as defined below). As used herein, the term "competitive business" shall mean any business that sells or provides or attempts to sell or provide products or services the same as or substantially similar to the products or services sold or provided by Employer during Employee's employment hereunder, and the term "Restricted Territory" shall mean any state in which Employer sells products or provides services during Employee's employment hereunder. Nothing in this Agreement shall restrict, impair, or invalidate Employer’s written agreement with Red Rock Advisors, LLC or Employee’s right to engage in or financially benefit therefrom.

9.  Preservation of Company Confidential Information. Employee acknowledges that, during the course of Employee’s employment with Employer, Employee had access to, and became familiar with, information concerning Employer that Employer deems confidential. Such information includes, but is not limited to, employee information, business plans, financial matters, operational matters, corporate strategies, and the like. Employee agrees not to use, disclose, or divulge any such information to any third-party, absent the prior written consent of an authorized official of Employer.

10.  Return of Company Property. Simultaneously with Employee’s tender of this Agreement, bearing Employee’s signature, to Employer, Employee shall return to Employer all Employer property in Employee’s actual or constructive possession except as otherwise agreed to by Employer.

11.  Consultation with an Attorney. Employer has advised Employee to consult with an attorney of Employee’s choosing prior to executing this Agreement. Employee represents and agrees that Employee has thoroughly discussed all aspects of Employee’s rights, and this Agreement, including Employee’s waiver of claims under the Age Discrimination in Employment Act, with an attorney, to the extent Employee wished to do so.

12.  Review. A copy of this Agreement was delivered to Employee on April 13, 2007. Employee has been advised that Employee has 21 calendar days from the date Employee is presented with this Agreement to consider this Agreement. If Employee executes this Agreement before the expiration of 21 days, Employee acknowledges that Employee has done so for the purpose of expediting Employee’s receipt of severance pay, and that Employee has expressly waived Employee’s right to take 21 days to consider this Agreement.

13.  Revocation. This Agreement may not be revoked.

14.  Confidentiality. Employee agrees that Employee will keep the terms and fact of this Agreement confidential. Employee will not disclose the existence of this Agreement or any of its terms to anyone except Employee’s immediate family, attorneys or accountants, unless required by law.

15.  Amendment. This Agreement shall be binding upon the parties and their representatives, heirs, successors, and assigns and may not be amended, supplemented, changed, or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by the parties.

16.  Entire Agreement. This Agreement may be executed in one or more counterparts, each of which, when executed, will be deemed an original. This Agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and, except as otherwise provided herein and except for Section 5 of the Employment Agreement, which shall remain in full force and effect, cancels all prior or contemporaneous oral or written understandings, negotiations, agreements, commitments, representations, and promises in connection herewith. This Agreement may be signed in one or more counterparts, including by way of facsimile copy.

17.  Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Arizona.

18.  Severability. Should any provision in this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected, and the illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement; provided, however, that if a court of competent jurisdiction determines that all or any portion of Paragraph 5 or Paragraph 6 of this Agreement is void, illegal, or otherwise unenforceable, this Agreement shall be voidable, at Employer’s option.

19.  Effect of this Agreement. It is expressly understood and agreed that this Agreement shall not in any way be construed at any time or for any purpose as an admission by the parties that either of them has acted wrongfully with respect to the other.

20.  Attorneys' Fees. Should any legal action be commenced arising out of this Agreement, the prevailing party in any such action shall be entitled to an award of attorneys' fees incurred therein.

By signing below, the parties acknowledge that they have carefully read and fully understand all of the provisions of this Agreement and that they are voluntarily entering into this Agreement.

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Employer:

VITAL LIVING, INC.

Dated:	April 19, 2007	By	/s/ Stuart Benson

		Its	CEO

Employee:
Dated:	April 19, 2007		Gregg A. Linn
Gregg A. Linn

GUARANTEE

Stuart Benson does hereby personally guarantee the payments totaling $100,000 due to Gregg A. Linn under Section 3(a) of the Severance Agreement and General Release that are due 45 days after the Effective Date.

/s/ Stuart Benson
Stuart Benson